Amendment No. 4 to the
Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.)
2005 Incentive Compensation Plan

Section 5.2 of the Incentive Compensation Plan of Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.) is hereby amended by deleting the phrase “ten million” from the third lin thereof and replacing such phrase with “twenty-five million”.

Adopted by the Board of Directors of Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.) on September 29, 2009.

This change also incorporates the 1 for 10 reverse stock split that occurred in August on 2009.